Exhibit 99.1

                   Neurologix Announces First Quarter Results

    FORT LEE, N.J.--(BUSINESS WIRE)--May 15, 2006--Neurologix, Inc. (OTCBB:
NRGX), a biotech company engaged in the development of innovative gene therapies for the brain and central nervous system, announced today its financial results for the first quarter ended March 31, 2006.
    For the quarter ended March 31, 2006, the Company incurred a net loss of $1.5 million, or $0.06 per diluted share, compared with a net loss of $897,000, or $0.04 per diluted share, for the prior year period. The increased loss is primarily due to an increase in research and development expenses of approximately $69,000 and an increase in general and administrative expenses of approximately $517,000. These increases are directly attributable to the progress and expanded operations of the Company in its programs for Parkinson's disease, epilepsy and Huntington's disease, as well as an expanded administrative infrastructure to support these operations. The Company had cash, cash equivalents and short-term investments of approximately
$3.3 million at March 31, 2006.
    In commenting on the Company's results and performance, Dr.
Michael Sorell, President and Chief Executive Officer of the Company, said, "Our first quarter financial results were on target with our expectations. We continue to be pleased with the progress we are making with the development of our products. We are particularly excited about the positive outcomes our Phase I clinical trial for Parkinson's disease has demonstrated to date. The data continues to support our progress toward developing a successful treatment for this devastating disease. We are also advancing our epilepsy program, and we are on schedule to begin our Phase I clinical trial in the fourth quarter of 2006."
    Dr. Sorell added, "I am also pleased to report that we have successfully completed our financing, as we announced on May 11, 2006.
The $12 million financing with General Electric Pension Trust, DaimlerChrysler Corporation Master Retirement Trust and certain funds managed by ProMed Management confirms their support for both our clinical trial and research programs and provides us with needed capital to build upon the progress we have already achieved."

    About Neurologix

    Neurologix, Inc. is a development-stage company which is engaged in the research and development of proprietary treatments for disorders of the brain and central nervous system, primarily utilizing gene therapies. The Company's initial development efforts are focused on gene therapy for treating Parkinson's disease, epilepsy and Huntington's disease. Neurologix's core technology, "NLX," is currently being tested in a Company-sponsored Phase I human clinical trial to treat Parkinson's disease.
    Cautionary Statement Regarding Forward-looking Statements This news release includes certain statements of the Company that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information relating to the Company are based upon the beliefs of management and assumptions made by and information currently available to the Company. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, as well as underlying assumptions and statements that are other than statements of historical fact. When used in this document, the words "expects," "promises," "anticipates," "estimates," "plans," "intends," "projects," "predicts," "believes," "may" or "should," and similar expressions, are intended to identify forward-looking statements. These statements reflect the current view of the Company's management with respect to future events. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, but not limited to, the following:

    -- The Company is still in the development stage and has not generated any revenues. From inception through December 31, 2005, it incurred net losses and negative cash flows from operating activities of approximately $14.1 million and $11.4 million, respectively. Management believes that the Company will continue to incur net losses and cash flow deficiencies from operating activities for the foreseeable future. Because it may take years to develop, test and obtain regulatory approval for a gene-based therapy product before it can be sold, the Company likely will continue to incur significant losses for the foreseeable future. Accordingly, it may never be profitable and, if it does become profitable, it may be unable to sustain profitability.

    -- Since the Company's existing resources will not be sufficient to enable the Company to obtain the regulatory approvals necessary to commercialize its current or future product candidates, it will need to raise additional funds through public or private equity offerings, debt financings or additional corporate collaboration and licensing arrangements. Availability of financing depends upon a number of factors beyond the Company's control, including market conditions and interest rates. The Company does not know whether additional financing will be available when needed, or if available, will be on acceptable or favorable terms to it or its stockholders.

    -- In addition to the currently contemplated financing, in order to obtain the regulatory approvals necessary to commercialize its current or future product candidates, from time to time the Company will need to raise funds through public or private equity offerings, debt financings or additional corporate collaboration and licensing arrangements. Availability of financing depends upon a number of factors beyond the Company's control, including market conditions and interest rates. The Company does not know whether additional financing will be available when needed, or if available, will be on acceptable or favorable terms to it or its stockholders.

    -- The ongoing Phase I clinical trial for treatment of Parkinson's disease using the Company's NLX technology is not complete and the results will require analysis. If the trial proves unsuccessful, future operations and the potential for profitability will be materially adversely affected and the business may not succeed.

    -- There is no assurance as to when, or if, the Company will be able to successfully complete the required preclinical testing of its gene therapy for the treatment of epilepsy to enable it to file an Investigational New Drug Application with the FDA for permission to begin a Phase I safety trial or that, if filed, such permission will be granted.

    Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in the forward-looking statements. Additional information regarding factors that could cause results to differ materially from management's expectations is found in the section entitled "Risk Factors" in the Company's 2005 Annual Report on Form 10-KSB. Although the Company believes these assumptions are reasonable, no assurance can be given that they will prove correct. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. Further, the Company undertakes no obligation to update forward-looking statements after the date they are made or to conform the statements to actual results or changes in the Company's expectations.



                           NEUROLOGIX, INC.
                     (A Development Stage Company)
                        CONDENSED BALANCE SHEET
                              (UNAUDITED)
      (Amounts in thousands, except share and per share amounts)

                                                            March 31,
                                                              2006
                                                           ----------
                                ASSETS
Current assets:
 Cash and cash equivalents                                     $2,106
 Investments in marketable
  securities held to maturity                                   1,201
 Prepaid expenses and other current assets                        995
                                                           ----------
   Total current assets                                         4,302

Equipment, less accumulated depreciation of $276                  133
Intangible assets, less accumulated
 amortization of $91                                              439
Other assets                                                       14
                                                           ----------
   Total Assets                                                $4,888
                                                           ==========

                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable and accrued expenses                         $1,243
 Current portion of capital lease obligations                       9
                                                           ----------
   Total liabilities                                            1,252
                                                           ----------

Commitments and contingencies

Stockholders' equity:
 Preferred stock:
  Series A - $0.06 per share cumulative,  convertible
   1-for-25 into Common Stock; $0.10 par value;
   5,000,000 shares authorized, 645 shares issued
   and outstanding with an aggregate liquidation
   preference of $1 per share                                     --
 Common Stock:
  $0.001 par value; 60,000,000 shares authorized,
   26,542,924 issued and outstanding at March 31, 2006             27
     Additional paid-in capital                                19,222
     Deficit accumulated during the development stage         (15,613)
                                                           ----------
   Total stockholders' equity                                   3,636
                                                           ----------
   Total Liabilities and Stockholders' Equity                  $4,888
                                                           ==========

                           NEUROLOGIX, INC.
                     (A Development Stage Company)
                  CONDENSED STATEMENTS OF OPERATIONS
                              (UNAUDITED)
      (Amounts in thousands, except share and per share amounts)

                                                            For the
                                                             period
                                     Three Months Ended     2/12/99
                                         March 31,         (inception)
                                   ----------------------    through
                                      2006       2005        3/31/06
                                   ----------  ----------  ----------

Operating expenses:
 Research and development                $547        $478      $8,020
 General and
  administrative expenses                 970         453       7,522
                                   ----------  ----------  ----------
Loss from operations                   (1,517)       (931)    (15,542)
                                   ----------  ----------  ----------

Other income (expense):
 Dividend income, interest
  income and other income                  24          35         339
 Interest expense-related
  parties                                  (1)         (1)       (410)
                                   ----------  ----------  ----------
 Other income (expense), net               23          34         (71)
                                   ----------  ----------  ----------
Net loss                              $(1,494)      $(897)   $(15,613)
                                   ==========  ==========  ==========

Basic and diluted net
 loss per common share                 $(0.06)     $(0.04)
                                   ==========  ==========

Weighted average common
 shares outstanding,
 basic and diluted                 26,542,924  23,684,292
                                   ==========  ==========

    CONTACT: Neurologix, Inc.
             Michael Sorell, M.D., 201-592-6451
             michaelsorell@neurologix.net
             or
             Marc Panoff, 201-592-6451
             marcpanoff@neurologix.net